Exhibit 99.1

Revised Second Quarter 2023 Non-GAAP Financial Measures

Cutera, Inc. (Nasdaq: CUTR) (“Cutera” or the “Company”) hereby provides an update of its Non-GAAP financial measures for the second quarter ended June 30, 2023.

CUTERA, INC.
RECONCILIATION OF GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
TO NON-GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
(in thousands, except percentages)
(unaudited)

	Three Months Ended June 30, 2023
	Gross Profit	Gross Margin	Operating Income

Reported	$26,083	42.2%	$(31,163)
Adjustments:
Depreciation and amortization including contract acquisition costs	1,998	3.2%	3,991
Stock-based compensation	361	0.6%	1,550
ERP implementation costs	—	—	770
Legal	—	—	394
Severance	—	—%	234
Retention plan costs	65	0.1%	2,972
Board of Director legal and advisory fees	—	—	7,709
Other adjustments	307	0.5%	307
Total adjustments	2,731	4.4%	17,927
Adjusted	$28,814	46.6%	$(13,236)

	Three Months Ended June 30, 2022
	Gross Profit	Gross Margin	Operating Income

Reported	$35,044	54.6%	$(10,064)
Adjustments:
Depreciation and amortization including contract acquisition costs	161	0.3%	1,068
Stock-based compensation	500	0.8%	4,733
ERP implementation costs	—	—	2,385
Legal	—	—	242
Total adjustments	661	1.1%	8,428
Adjusted	$35,705	55.7%	$(1,636)

CUTERA, INC.
RECONCILIATION OF GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
TO NON-GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
(in thousands, except percentages)
(unaudited)

	Six Months Ended June 30, 2023
	Gross Profit	Gross Margin	Operating Income

Reported	$47,715	41.0%	$(57,764)
Adjustments:
Depreciation and amortization including contract acquisition costs	3,597	3.1%	7,578
Stock-based compensation	725	0.6%	4,936
ERP implementation costs	—	—	1,288
Legal	—	—	1,046
Severance	119	0.1%	549
Retention plan costs	65	0.1%	2,972
Board of Director legal and advisory fees	—	—	7,709
Other adjustments	307	0.3%	892
Total adjustments	4,813	4.2%	26,970
Adjusted	$52,528	45.2%	$(30,794)

	Six Months Ended June 30, 2022
	Gross Profit	Gross Margin	Operating Income

Reported	$66,832	54.7%	$(23,221)
Adjustments:
Depreciation and amortization including contract acquisition costs	237	0.2%	2,147
Stock-based compensation	959	0.8%	8,776
ERP implementation costs	—	—	6,361
Legal	—	—	496
Total adjustments	1,196	1.0%	17,780
Adjusted	$68,028	55.7%	$(5,441)